Exhibit 99.1

Kaleido Biosciences Appoints Daniel Menichella
as President and Chief Executive Officer

LEXINGTON, Mass., October 1, 2020 – Kaleido Biosciences, Inc. (Nasdaq: KLDO), a clinical-stage healthcare company with a chemistry-driven approach to targeting the microbiome to treat disease and improve human health, announced that Daniel Menichella has been appointed President and Chief Executive Officer and a member of the company’s Board of Directors, effective October 13, 2020. Mr. Menichella succeeds Alison Lawton, who stepped down to attend to a family health matter but continued to work with the Company in the Office of the CEO alongside Executive Chair Mike Bonney.

“I’m excited to welcome Dan to Kaleido and am confident his extensive experience helping companies advance product candidates, execute meaningful business development partnerships, and build strong cultures will help Kaleido fulfill its great potential,” said Mike Bonney. “I look forward to working closely with Dan to ensure a smooth transition as I return to my role as an active and involved Board Chair.”

Mr. Menichella is an experienced Chief Executive Officer, having been hired as CEO of CureVac Inc.’s US subsidiary in January 2017 before taking over as CEO of the international company in June of 2018. Prior to that, Mr. Menichella was Chief Business Officer at several companies, including Bamboo Therapeutics from 2015-2016, Applied Genetic Technologies Corporation (AGTC) from 2013-2015 and Zyngenia, Inc. from 2011-2013. Mr. Menichella also led Business Development and Corporate Strategy functions at Talecris Biopharmaceuticals from 2007-2011 and at Merck KGaA from 2002-2007. He earned his Bachelor of Arts from Harvard University and his Master of Business Administration from the University of North Carolina at Chapel Hill.

“I am thrilled to join Kaleido at such an exciting time in its evolution,” said Mr. Menichella. “With a strong product platform and multiple key milestones anticipated between now and the end of 2021, I look forward to continuing to build upon our leadership in the microbiome space and finding new ways to treat disease and improve human health.”

“On behalf of the Board of Directors and employees of Kaleido, we want to recognize Alison’s meaningful contributions over her near three years leading the Company,” said Mike Bonney. “Alison will be stepping down from the Board coincident with Dan’s start, and has agreed to be available to Dan for advice and counsel, as he moves into the CEO role.”

About Microbiome Metabolic Therapies (MMT™)

Kaleido’s Microbiome Metabolic Therapies, or MMTs, are designed to drive the function and distribution of the microbiome’s existing microbes in order to decrease or increase the production of metabolites, or to advantage or disadvantage certain bacteria in the microbiome community. The Company’s initial MMT candidates are targeted, synthetic glycans that are orally administered, have limited systemic exposure, and are selectively metabolized by enzymes in the microbiome. Kaleido utilizes its discovery and development platform to study MMTs in microbiome samples to rapidly advance MMT candidates rapidly into clinical studies in healthy subjects and patients. These human clinical studies are conducted under regulations supporting research with food, evaluating safety, tolerability and potential markers of effect. For MMT candidates that are further developed as therapeutics, the Company conducts clinical trials under an Investigational New Drug (IND) or regulatory equivalent outside the U.S., in Phase 2 or later development.

About Kaleido Biosciences

Kaleido Biosciences is a clinical-stage healthcare company with a differentiated, chemistry-driven approach to targeting the microbiome to treat disease and improve human health. The Company has built a proprietary product platform to enable the rapid and cost-efficient discovery and development of novel Microbiome Metabolic Therapies (MMT™). MMTs are designed to modulate the metabolic output and profile of the microbiome by driving the function and distribution of the gut’s existing microbes. Kaleido is advancing a broad pipeline of MMT candidates with the potential to address a variety of diseases and conditions with significant unmet patient needs. To learn more, visit https://kaleido.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the therapeutic potential of our MMT candidates, the timing of initiation, completion and reporting of results of our clinical and preclinical studies, and our strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those related to the breadth of our pipeline of product candidates, the strength of our proprietary product platform, the efficiency of our discovery and development approach, the clinical development and safety profile of our MMT candidates and their therapeutic potential, whether and when, if at all, our MMT candidates will receive approval form the U.S. Food and Drug Administration and for which, if any, indications, competition from other biotechnology companies, and other risks identified in our SEC filings, including our most recent Form 10-Q, and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Contacts

Kaleido Biosciences

William Duke, Jr.
Chief Financial Officer

617-890-5772

william.duke@kaleido.com

Investors

Lee M. Stern
Solebury Trout
646-378-2922
lstern@soleburytrout.com

Media

Rich Allan
Solebury Trout

646.378.2958

rallan@troutgroup.com

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